UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2005

GAMETECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23401	33-0612983

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 850-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.32
EX-10.33
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.

     Settlement and Release Agreement

     On June 28, 2005, we completed a settlement and release agreement with John Furman, our former Chief Executive Officer, relating to the exercise of Mr. Furman’s termination rights pursuant to his employment agreement with us. Pursuant to the settlement and release agreement, Mr. Furman’s employment by us terminated effective July 1, 2005, and he resigned from our Board of Directors effective July 1, 2005.

     Pursuant to the settlement and release agreement, we and Mr. Furman mutually released one another from, among other things, any and all claims, actions, causes of action, liabilities, demands, complaints, suits, damages, and costs, arising up to the effective date of the settlement and release agreement arising out of Mr. Furman’s employment agreement, Mr. Furman’s employment by us, or the termination of Mr. Furman’s employment. In addition, Mr. Furman released us from claims or charges relating to violations of certain employment laws.

     In consideration for the release and in accordance with the provisions of his employment agreement, we paid, or will pay, Mr. Furman all of his previously unpaid base salary and any bonus earned by him through the effective date of the settlement and release agreement, and a severance amount, payable over an 18 month period, equal to his base salary at the time of termination together with reimbursement of family health and disability insurance. In addition, all of Mr. Furman’s stock options or other rights provided to him under any of our long-term incentive plans immediately vested on the effective date of the settlement and release agreement.

     The settlement and release agreement is attached hereto as Exhibit 10.32.

     Employment Letter Agreement

     Effective July 1, 2005, we entered into a letter agreement with Jay Meilstrup providing for the employment of Mr. Meilstrup as our President and Chief Executive Officer, effective July 1, 2005. The letter agreement has a continuous term as Mr. Meilstrup is considered an “at will” employee subject to termination at any time with or without prior notice from us.

     The letter agreement provides for Mr. Meilstrup to receive an annual base salary of $250,000, and Mr. Meilstrup will also be eligible to participate in our incentive compensation plan. In addition, the letter agreement provides for Mr. Meilstrup to receive a $5,000 signing bonus.

     As part of his compensation package, we granted to Mr. Meilstrup options to purchase 250,000 shares of our common stock at an exercise price equal to the closing price of our common stock on July 1, 2005. All of such options vest immediately.

     Under the letter agreement, we will provide Mr. Meilstrup (i) reimbursement for a home office computer and a cell phone or PDA, and (ii) the right to participate in any medical, dental, vision, disability, and life insurance and 401K benefits.

     If Mr. Meilstrup’s employment is terminated unilaterally by us within 12 months following a change in control (as defined in the letter agreement) without cause (as defined in the letter agreement), or if his compensation is reduced within 12 months following a change in control, (i) Mr. Meilstrup will receive his base salary for a period of 12 months, reasonable reimbursement for health care costs for a period of 18 months, and all bonus amounts he is entitled to, and (ii) all of his stock options will vest immediately.

     The letter agreement is attached hereto as Exhibit 10.33.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     John Furman resigned as our President and Chief Executive Officer and as a director, effective July 1, 2005.

     We appointed Jay Meilstrup as our President and Chief Executive Officer, effective July 1, 2005. Prior to joining our company, Mr. Meilstrup served as the Senior Vice President Niagara Properties at Niagara Falls Casino in Niagara Falls, Ontario, Canada, from October 2003 to September 2004. From October 1998 to October 2003, Mr. Meilstrup Served as the General Manager of Casino Niagara. From February 1997 to October 1998, Mr. Meilstrup served as Vice President of Game Development for Shuffle Master Gaming. Prior to that, Mr. Meilstrup served as Product Marketing Manager for Bally Gaming, Inc., Vice President of Operations for the Oasis Resort Hotel Casino, and Director of Casino Operations at the Santa Fe Hotel Casino. The description set forth in Item 1.01 regarding Mr. Meilstrup’s employment relationship with us is hereby incorporated by reference in this Item 5.02.

     On June 29, 2005, we issued a press release announcing the resignation of Mr. Furman and the appointment of Mr. Meilstrup as President and Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
10.32	Settlement and Release Agreement by and between the Registrant and John Furman, dated as of June 28, 2005.

10.33	Letter Agreement by and between the Registrant and Jay Meilstrup, dated as of July 1, 2005.

99.1	Press release from GameTech International, Inc. dated June 29, 2005 titled “GameTech Names Jay Meilstrup President and CEO”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2005	GAMETECH INTERNATIONAL, INC.
	By:	/s/ Andrejs K. Bunkse
Andrejs K. Bunkse
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number
10.32	Settlement and Release Agreement by and between the Registrant and John Furman, dated as of June 28, 2005.

10.33	Letter Agreement by and between the Registrant and Jay Meilstrup, dated as of July 1, 2005.

99.1	Press release from GameTech International, Inc. dated June 29, 2005 titled “GameTech Names Jay Meilstrup President and CEO”